SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

LifeLock, Inc.

(Name of Registrant as Specified in Its Charter)

Symantec Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(1)	Amount Previously Paid:
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Filed by Symantec Corporation

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: LifeLock, Inc.

Commission File No.: 001-35671

The following is a slide presentation given on November 21, 2016 during a conference call with investors, analysts and others announcing Symantec Corporation’s definitive agreement to acquire LifeLock, Inc. This slide presentation was posted on Symantec Corporation’s website at www.symantec.com

Protecting Your Digital Life November 2016

FORWARD LOOKING STATEMENTS This presentation contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding Symantec’s financial guidance, the acquisition of LifeLock and the time frame in which this will occur, Symantec’s financing of the acquisition, and the expected benefits to Symantec, LifeLock, and their respective customers, stockholders and investors from completing the acquisition, including without limitation expected revenue and subscriber growth, improvements to total addressable market and value proposition, earnings accretion and cost savings, statements regarding cost reduction, integration and synergy efforts, and the potential benefits to be derived therefrom. These statements are subject to known and unknown risk’s, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: obtaining required regulatory clearances and LifeLock stockholder approval and the satisfaction of other closing conditions, the potential impact on the businesses of LifeLock and Symantec due to uncertainties regarding the acquisition; the retention of employees of LifeLock and the ability of Symantec to successfully integrate LifeLock and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; maintaining customer and partner relationships; anticipated growth of certain market segments; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Symantec assumes no obligation, and do not intend, to update these forward-looking statements or reasons why results might differ as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors section of Symantec’s Form 10-K for the year ended April 1, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 and in the Risk Factors section of LifeLock’s Form 10-K for the year ended December 31, 2015 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. Any information regarding pre-release of Symantec offerings, future updates or other planned modifications is subject to ongoing evaluation by Symantec and therefore subject to change. This information is provided without warranty of any kind, express or implied. Customers who purchase Symantec offerings should make their purchase decision based upon features that are currently available. We assume no obligation to update any forward?looking information contained in this presentation. ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION In connection with the proposed transaction, LifeLock will file a proxy statement with the SEC. The definitive proxy statement will be mailed to LifeLock stockholders and will contain important information about the proposed transaction and related matters. LIFELOCK STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. LifeLock stockholders are advised that they may obtain free copies of the proxy statement filed by LifeLock with the SEC (when this document becomes available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement may be obtained (when this document becomes available) from LifeLock’s website at http://investor.LifeLock.com/ or from LifeLock by written request to Investor Relations, 60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281. Additionally, LifeLock and Symantec will file other relevant materials in connection with the proposed acquisition of LifeLock by Symantec pursuant to the terms of an Agreement and Plan of Merger by and among, Symantec, L1116 Merger Sub, Inc., a wholly owned subsidiary of Symantec, and LifeLock Symantec, LifeLock and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LifeLock stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Symantec’s executive officers and directors in the solicitation by reading Symantec’s most recent Annual Report on Form 10-K, which was filed with the SEC on May 20, 2016 and the proxy statement for Symantec’s 2016 annual meeting of stockholders, which was filed with the SEC on September 9, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Symantec’s Investor Relations Website at http://investor.symantec.com. Information concerning the interests of LifeLock’s participants in the solicitation, which may, in some cases, be different than those of LifeLock’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. 2 Copyright © 2016 Symantec Corporation

Cybercrime is a Large and Growing Problem 689 million people globally were victims of cybercrime 39% of Americans experienced cybercrime in the past year new account fraud doubled in 2015 Every 429 2 seconds Million Identity theft has been a top FTC complaint in the U.S. for the last 15 years, with complaints up 47% to Total Reported a combined 27% of all consumer complaints to the someone is a victim of identity theft Identities Exposed FTC between ID Theft and Imposter Scams 3 Source: Symantec ISTR, Javeline (2016), FTC (2015), ID Theft Center (2015)

Transforming Symantec’s Consumer Business Consumer Digital Digital Safety Platform protecting your information, devices and identity Safety Platform Expands Consumer Combines the leading consumer security and identity protection providers Market Opportunity Together we will serve over 50 million consumers Financially Attractive Combined consumer business expected to grow in low to mid single digits Combination Expected annual cost synergies of $30 million by the end of FY18, increasing to $80 million by the end of FY20 Optimal Use $2.3 billion in enterprise value with an expected close during Q4 FY2017 of Capital $1.3 billion share repurchase authorization in place 4

Our Journey in Consumer Security Digital Safety Platform IoT and Connected Home Identity and fraud protection Protecting homes and family Protecting personal information and identity across the device, network, and cloud Ransomware, Phishing Scams and Trojans Protecting online activity and information across devices including mobile Virus Computer Takeovers Protecting PC, files and online activity from highly visible threats Protecting all Consumer Devices Microsoft, Android, Mac and iOS 5

The First Comprehensive Digital Safety Platform • Multi-Device Security • Parental controls • Microsoft, Mac, • Consumer IoT Android and iOS • Private VPN • Backup • Identity Protection • Credit Reports • Identity Threat Notification • Service Guarantee Digital Safety Platform Protects Your Digital Life Alerts You to Suspicious Activity Protects and Monitors Your Digital Life Restores Your Identity Alerts You to Malicious Activity Restores Your Identity When Compromised Prevents, detects, and remediates malware across PCs, laptops, and mobile Secure multi-device VPN Protects consumer IoT devices Identity protection from fraudulent activity* Monitors identity in dark web Provides identity remediation services 6 * LifeLock does not monitor all transactions at all businesses. No one can prevent all identity theft

LifeLock is the Leading Provider of Identity and Fraud Protection



MEMBER
MONITOR
ALERT
RESTORE
ID NETWORK™
Near full visibility to every adult in the U.S
+1 trillion data elements
Data repository
Patented analytics
LifeLock
LifeLock
Did you open a new credit card?
Yes
No
3rd PARTY DATA
MEMBER DATA
NETWORK EFFECT

Compelling Market Opportunity	Business Model
• 1 in 4 Americans have been the victims of ID theft[3] • 164 million records exposed by data breach in 2015 • Leading market share with 4x brand awareness of nearest competitor[4] • 4.4+ million members out of an estimated 78 million member US TAM	• $650MM LTM revenue representing 16% Y/Y Growth[1] • Recurring revenue model with 85.5% retention rate[1] • 4.4+ million members, 400+ enterprise customers, $12.25 ARPU per month[1] • 64 NPS Score[2]

[1] As of 9/30/2016 [2] Premium offering: NPS® Benchmarks 2015 [3] Based on sample of 4,402 respondents to monthly online consumer survey conducted by MSI International on behalf of LifeLock, Jan-Dec 2015
[4] A commissioned survey conducted in Oct-Dec 2015 by MSI International on behalf of LifeLock

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$10B Digital Safety Addressable Market

Endpoint Security

- Over 1 billion consumer desktops, notebooks, tablets, and smartphones
- Leading provider of Mac protection

Identity Protection

- Alerts and remediates compromised identities

Private VPN

- Protects consumer data from being stolen on public WiFi
- Allows consumer to anonymize behavior and keep location private

Connected Home Security

- Billions of consumer connected IoT devices



Digital Safety Addressable Market ($B)
7% CAGR
$5
Endpoint Security TAM
$10
$11
$11
$12
FY17
FY18
FY19
FY20
FY21

Source: Company estimates, Gartner, McKinsey

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Transaction Overview Transaction $24/share or $2.3 billion in enterprise value Consideration Approval Process & Expected close date during Q4 FY2017 Expected Closing Subject to customary closing conditions and regulatory approvals Expected Financial Reaffirming FY17 financial guidance, FY18 $1.70-$1.80 non-GAAP EPS outlook Impact Accretive to FY19 non-GAAP EPS Expected Combination of cash on balance sheet and $750 million of new debt Financing Share repurchase authorization increased to $1.3 billion 9

Consumer Security Expected Financial Profile Consumer Security Revenue growth accelerating to low to mid single digits Revenue Growth High recurring revenue $30 million annual cost synergies by end of FY18, increasing to $80 million by Maintains Strong end of FY20 Margin Profile Healthy operating margins of approximately 40% Meaningful leverage across operations and overhead Cross-sell identity protection into large Norton US customer base Additional Upside Optimize retention of LifeLock customer base by adding cyber defense value Opportunities International expansion of LifeLock offering 10

Financial Policy Board authorization for share repurchase program increased to $1.3 billion; up to 1 $500 million in additional repurchases before the end of FY17 Timeline for prior $550 million in Symantec and Blue Coat net cost reduction 2 initiatives and synergies remains unchanged 3 Expect to pay down debt over the medium term and maintain strong balance sheet 4 Maintain $0.30 annual dividend 11

Protecting Consumers, Businesses and Governments Consumer Security Enterprise Security Digital Safety Platform • Protecting your information, devices and identity • Protecting over 50 million consumers every day Integrated Cyber Defense Platform • Stay ahead of advanced threats • Secure sensitive information and critical documents – on premise or in the cloud • Promote customer confidence with superior encryption and code signing 12

Symantec is Transforming Digital Safety Protects Your Digital Life—Alerts You to Suspicious Activity – Restores Your Identity

USE OF NON-GAAP FINANCIAL INFORMATION Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue on Blue Coat products, certain acquisition and integration costs, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. No reconciliation of the forecasted range for non-GAAP guidance is included in this presentation because it would be unreasonably burdensome to forecast the acquisition and other charges associated with the LifeLock acquisition that may impact the GAAP measure. The impact, which may be significant, of purchase accounting on revenue, non-cash compensation expense and other non-cash charges, are not yet known and subject to change, and the variability of these charges could have a significant, and unpredictable, impact on Symantec’s future GAAP financial results. 14 Copyright © 2016 Symantec Corporation